POWER OF ATTORNEY – PACIFIC GAS AND ELECTRIC COMPANY Know all by these presents, that the undersigned, Carlos M. Hernandez , hereby constitutes and appoints each of Brian M. Wong, J. Ellen Conti, Sujata Pagedar, Lisa J. Crawford, Christine Zhang, Robin J. Reilly, Hank Weintraub, and Koyo Konishi signing singly, the undersigned’s true and lawful attorney-in-fact to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; (2) execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of PACIFIC GAS AND ELECTRIC COMPANY; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the SEC and any other authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney- in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes of such attorney- in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PACIFIC GAS AND ELECTRIC COMPANY assuming, any of the

Power of Attorney – Pacific Gas and Electric Company undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in PACIFIC GAS AND ELECTRIC COMPANY securities, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact; provided, however, that this Power of Attorney shall immediately terminate as to any of the foregoing attorneys-in-fact when such attorney-in-fact ceases to hold the position of either (1) Corporate Secretary or Assistant Corporate Secretary, (2) attorney, or (3) paralegal of PACIFIC GAS AND ELECTRIC COMPANY or PG&E CORPORATION. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16 day of March, 2022. Signature 2